EXHIBIT FS-9


NCNG CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                                                     December 31
(In thousands)                                                          2002
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                                       ASSETS

UTILITY PLANT
  Gas utility plant in service                                       $ 554,738
  Accumulated depreciation                                            (179,086)
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         Utility plant in service, net                                 375,652
  Construction work in progress                                         18,127
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       Total Utility Plant, Net                                        393,779
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NON-UTILITY PROPERTY                                                       928
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CURRENT ASSETS
  Cash and cash equivalents                                                763
  Restricted temporary cash investments                                  5,577
  Customer accounts receivable                                          29,839
  Other accounts receivable                                              4,524
  Reserve for uncollectible accounts                                    (1,966)
  Plant materials and operating supplies                                 4,555
  Stores expense                                                           343
  Prepayments                                                               62
  Deferred gas cost - unbilled volumes                                  13,077
  Natural gas in storage                                                12,299
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         Total Current Assets                                           69,073
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DEFERRED DEBITS AND OTHER ASSETS
  Goodwill, net                                                         43,022
  Miscellaneous other property and  investments                          5,690
  Unamortized debt discount & expense                                    2,803
  Other assets and deferred debits                                       6,855
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         Total Deferred Debits and Other Assets                         58,370
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         TOTAL ASSETS                                                $ 522,150
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                           CAPITALIZATION AND LIABILITIES

CAPITALIZATION
  Capital in excess of par value                                     $ 417,645
  Retained earnings                                                   (165,106)
  Long term debt                                                       150,000
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         Total Capitalization                                          402,539
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CURRENT LIABILITIES
  Accounts payable                                                      32,806
  Accounts payable - affiliates (net of AR)                              2,911
  Notes Payable - Money Pool (net of interest receivable)                8,012
  Customer deposits                                                      2,967
  Income taxes payable                                                   1,855
  Other taxes payable                                                      882
  Interest accrued                                                         426
  Restricted supplier refunds                                            5,577
  Customer imbalances                                                      141
  Regulatory liability - deferred gas costs                             12,656
  Other current liabilities                                              7,255
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         Total Current Liabilities                                      75,488
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DEFERRED CREDITS AND OTHER LIABILITIES
  Accumulated deferred income taxes                                     31,010
  Accumulated deferred investment tax credit                             1,685
  Regulatory liability for income taxes, net                             1,382
  Accumulated provisions                                                 9,577
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         Total Deferred Credits and Other Liabilities                   44,123
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         TOTAL CAPITALIZATION AND LIABILITIES                        $ 522,150
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